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                                                                     Exhibit 4.8

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT, dated as of February 11, 2000, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"), and LB I GROUP INC. (Lehman Brothers Group Inc.), a Delaware corporation (the "Warrant Holder").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Issuer and the Warrant Holder are parties to the Preferred Stock Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Stock Purchase Agreement"), pursuant to which the Warrant Holder agreed to purchase shares of Class B Series 3 Convertible Preferred Stock (the "Preferred Stock") from the Issuer; and

                  WHEREAS, in order to induce the Warrant Holder to purchase the Preferred Stock from the Issuer pursuant to the Stock Purchase Agreement, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue to the Warrant Holder the Warrants hereinafter described;

                  NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein which are defined in the Stock Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Stock Purchase Agreement (regardless of whether such Stock Purchase Agreement shall still be in effect); and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

                  "Affiliate" shall have the meaning set forth in Rule 144 adopted by the Commission pursuant to the Securities Act.

                  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banks in New York, New York are not authorized to conduct business or are required to be closed.

                  "Capital Stock" shall have the meaning specified in Section 2(d) hereof.

                  "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

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                  "Common Stock" shall mean the common stock, $.001 par value, of the Issuer.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convertible Securities" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

                  "Current Market Price Per Share" shall have the meaning specified in Section 7 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

                  "Exercise Price" shall mean the exercise price of a Warrant, which shall be $6.99 per Warrant Share, subject to adjustment as provided in Section 11 hereof.

                  "Expiration Date" shall mean the five (5) year anniversary of the date of the Closing or, if such day is not a Business Day, the next succeeding Business Day.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Management Option Plan" shall mean the Issuer's 1992 Stock Option Plan, as in effect on the date hereof, which plan provides for the issuance, upon exercise of the options granted pursuant thereto of up to 5,500,000 shares of Common Stock in the aggregate to the employees of and certain consultants to the Issuer to be designated by the Issuer's Board of Directors.

                  "Management Options" shall mean options granted or issued by the Issuer pursuant to the Management Option Plan.

                  "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

                  "Preferred Stock" shall mean the Class B Series 3 Preferred Stock, no par value, of the Issuer.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon

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         such Person or any of its property or to which such Person or any of its property is subject.

                  "Rights" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities. The term "Rights" shall include, without limitation, the Warrants and the Management Options.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

                  "Total Warrants" shall mean 254,372, which is the maximum number of Warrants contemplated under the Stock Purchase Agreement to be issued in connection with the sale of Preferred Stock.

                  "Trading Day" shall mean a day on which the securities market on which the Common Stock is listed is open for trading.

                  "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement as contemplated under the Stock Purchase Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office one share of Common Stock (subject to adjustment as provided in Section 11 hereof) at the Exercise Price at any time before 5:00 P.M. local time on the Expiration Date.

                  "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 11 hereof.

                  "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 5 East 80th Street, New York, New York 10021 which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

                  "Warrant Register" shall mean the register, substantially in the form of Exhibit B hereto, maintained by the Issuer at the Warrant Office.

                  "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of all or any of the Warrants as the number and/or type of such shares may be adjusted from time to time pursuant to Section 11 hereof.

         SECTION 2. Representations and Warranties. The Issuer hereby represents and warrants to the Warrant Holder as follows:

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                  (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificate, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificate.

                  (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificate, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Issuer and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Issuer.

                  (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

                  (d) As of the date of the Closing immediately after giving effect to the purchase and sale of the Preferred Stock and Warrants on that date (i) the Issuer's capital stock (the "Capital Stock") consists of (a) 1,400,000 shares of Class A preferred stock, par value $.01 per share, of which 1,380,000 shares are issued and outstanding, (b) 10,000,000 shares of Class B preferred stock, no par value, of which
         (x) 500,000 shares have been designated Class B Series 1 Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, (y) 80,000 shares have been designated Class B Series 2 Preferred Stock, par value $.001 per share, of which 40,000 shares are issued and outstanding, and (z) 40,000 shares have been designated as Preferred Stock, all of such Preferred Stock will be issued and outstanding upon the consummation of the Closing and (c) 50,000,000 shares of Common Stock, of which 15,535,481 shares are issued and outstanding. All issued and outstanding shares of Capital Stock are validly authorized and issued, fully paid and nonassessable and were issued in
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         accordance with the registration or qualification provisions of the
         Securities Act or pursuant to valid exemptions therefrom.

         SECTION 3. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to the Warrant Holder on the date of the Closing Warrants evidencing rights to purchase 6.3593 shares of Common Stock, subject to adjustment as provided in Section 11 hereof, for each share of Preferred Stock purchased by the Warrant Holder pursuant to the Stock Purchase Agreement on the date of the Closing and at any time on or before 5:00 P.M., New York City time, on the Expiration Date at a price per share equal to the Exercise Price. On the date of the Closing simultaneously with the purchase of the Preferred Stock by the Warrant Holder pursuant to the Stock Purchase Agreement, the Issuer shall deliver to the Warrant Holder a Warrant Certificate evidencing the Warrants which the Warrant Holder is entitled to receive at the Closing in accordance with the terms hereof.

         SECTION 4.     Registration, Transfer and Exchange of Certificates.

                  (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of the Warrant Holder. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

                  (b) Subject to Section 13 hereof, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

                  (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

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                  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 13(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

         SECTION 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if reasonably requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.

         SECTION 6.   Duration and Exercise of Warrants.

                  (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time from and after the date of the Closing and prior to 5:00 P.M. in New York City on the Expiration Date.

                  (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Shares as of the date of exercise of such Warrants. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Certificate, shall be delivered to the registered holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the registered holder and shall be registered in the name of the registered holder or such other name as shall

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         be designated by such registered holder.

                  (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

                  (d) Notwithstanding the foregoing, at any time after the six-month anniversary of the date hereof, the Issuer may, at its sole option, compel the involuntary conversion of all, but not less than all, of the outstanding Warrants into Warrant Shares at the Exercise Price in the event that (i) the Current Market Price Per Share (as hereinafter defined) is equal to or in excess of two hundred percent (200%) of the Exercise Price per Warrant Share for a period of at least twenty consecutive Trading Days, (ii) the Warrant Shares have been registered under the Securities Act pursuant to Section 6.1 of the Stock Purchase Agreement and such registration has been declared effective by the Commission and is effective on such date and (iii) the Issuer has a sufficient number of authorized shares of Common Stock reserved for issuance upon conversion of the Warrants. In the event that the Issuer elects to compel such involuntary conversion of all outstanding Warrants, it shall promptly notify the Warrant Holder of such election at least ten (10) days in advance of the date set forth in such conversion notice whereupon the Warrants shall be deemed converted into shares of Common Stock as of the date set forth in the Issuer's conversion notice.

                  (e) In lieu of physical delivery of the Warrants, provided that Issuer's transfer agent is participating in The Depository Trust Company ("DTC") Shares Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder and in compliance with the provisions hereof, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Warrant Holder by crediting the account of the Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

         SECTION 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price per Share of Common Stock of such share multiplied by such fraction. The "Current Market Price Per Share" on any date shall be deemed to be, for any day, the last bid price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange,

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the last sale price for the Common Stock on the National Association of
Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price of the Common Stock in the over-the-counter market.

         SECTION 8. Payment of Taxes. The Issuer will pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

         SECTION 9.   Reservation and Issuance of Warrant Shares.

                  (a) The Issuer will at all times have authorized, and reserve and keep available for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

                  (b) Before taking any action which would cause an adjustment pursuant to Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by the Issuer and shall not have any legends or restrictions on resale, except as required by Section 13(b) hereof.

                  (d) The Issuer shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon the national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

         SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings.

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The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange or over-the-counter market, if any, on which the Common Stock is then listed if such listing is permitted by applicable law, regulation or rule.

         SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Purchasable. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

                  (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in Common Stock, Convertible Securities or other Rights, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Common Stock, Convertible Securities or other Rights, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (b) If at any time, as a result of an adjustment made pursuant to this Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each warrant is adjusted pursuant to Section 11(a) hereof, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such

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         adjustment, and the denominator of which shall be the number of Warrant
         Shares purchasable immediately after such adjustment; provided, however, that in no event shall the Exercise Price be adjusted to an amount which is less than the par value of the Common Stock.

                  (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 11(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (d) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  (e) Except with respect to Excluded Securities (as defined below), in case the Issuer shall issue any shares of Common Stock or Convertible Securities after the date hereof at a price per share (or having a conversion or exercise price per share) of less than the Exercise Price per Warrant Share, the Exercise Price per Warrant Share shall be appropriately adjusted by decreasing (but not increasing) the Exercise Price per Warrant Share to such lower price per share. An adjustment made pursuant to clause (a) shall be made the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (e), the consideration receivable by the Issuer in connection with the issuance of additional shares of Common Stock or of Convertible Securities after the date hereof shall be deemed to be equal to (X) in the case the consideration received by the Issuer is

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         cash, the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Convertible Securities plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Convertible Securities, and (Y) in the case the consideration received by the Issuer is other than cash, the fair market value of the consideration received by the Issuer as determined by the good faith judgment of the Board of Directors of the Issuer; provided, however, that in the event the Warrant Holder disagrees in good faith with the determination of the Board of Directors of the Issuer, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Warrant Holder; and provided, further, that the Issuer, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. The issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Exercise Price per Warrant Share pursuant to clause (a), shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Issuer pursuant to which this clause (e) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Convertible Securities for which an adjustment has been made pursuant to this clause (e), the adjustments shall forthwith be reversed to effect such Exercise Price per Warrant Share as would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, had never been issued. For purposes of this clause (e), "Excluded Securities" shall mean: (i) shares of Common Stock issuable upon conversion of the Preferred Stock; (ii) shares of Common Stock issuable or issued to employees of and consultants to the Issuer pursuant to the Management Option Plan; (iii) any capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Issuer's capital stock; (iv) shares of Common Stock issuable upon conversion of any Convertible Securities issued prior to the date hereof and outstanding on the date hereof, (v) shares of Common Stock issuable upon conversion of the Issuer's Class A Convertible Preferred Stock outstanding on the date hereof or (vi) Common Stock issued upon the conversion or exercise of Convertible Securities issued after the date hereof as to which an adjustment to the Exercise Price per Warrant Share has been made pursuant to this clause (e) upon the issuance of such Convertible Securities.

                  (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

                  (g) If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

         SECTION 12. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 11 hereof the Issuer shall promptly, but in any event within ten Business Days thereafter, cause to be given to the Warrant Holder, at its address appearing on the Warrant Register by first- class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

         In the event:

                  (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Capital Stock of the Issuer or of any other subscription rights or warrants; or

                  (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets; or

                  (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

                  (e) the Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11 hereof;

then the Issuer shall cause to be given to the Warrant Holder at its address appearing on the Warrant Register, at least twenty (20) Business Days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by first- class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding
up), and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  SECTION 13.   Restrictions on Transfer.

                  (a) The Warrant Holder represents that it is not acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will not be acquiring the Warrant Shares) with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. The Warrant Holder acknowledges that the Warrant Shares issuable upon exercise of the Warrants have not as of the date hereof been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrant Shares except upon the terms and conditions specified herein.

                  (b) (i) The Warrant Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel reasonably acceptable to the Issuer to the transferor to the effect that the proposed transfer may be effected without registration under the Securities Act) or pursuant to an effective registration statement under the Securities Act.

                  (ii) Each Warrant Certificate and each certificate for the Warrant Shares (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A

         TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE 11, 1999, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  SECTION 14. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the then outstanding Warrants.

         SECTION 15.   Notices.

                  (a) Any notice or demand to be given or made by the holders of the Warrants or the Warrant Shares to the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to the Issuer at the Warrant Office.

                  (b) Any notice to be given by the Issuer to the Warrant Holder shall be sufficiently given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to such holder as such holder's name and address shall appear on the Warrant Register.

                  SECTION 16. Binding Effect; Third Party Rights. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Warrant Holder, the registered holders from time to time of the Warrants and the Warrant Shares.

                  SECTION 17. Termination. This Warrant Agreement shall terminate and be of no further force and effect at 5:00 P.M. New York City time on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the involuntary conversion thereof or the expiration thereof by the

Issuer).

                  SECTION 18. Counterparts. This Warrant Agreement may be executed in two or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 19. Governing Law. This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

                  SECTION 20. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                                CHROMATICS COLOR SCIENCES
                                                INTERNATIONAL, INC.


                                                By:_____________________________
                                                   Darby S. Macfarlane
                                                   Chairman and Chief Executive
                                                   Officer

                                                LB I GROUP INC.


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                      EXHIBIT  A

                          [FORM OF WARRANT CERTIFICATE]

  THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE 11, 1999, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                               WARRANT CERTIFICATE

                               Evidencing Warrants
                           to Purchase Common Stock of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.


  No. ___-___ Warrants

         This Warrant Certificate certifies that __________________________ _________________________________________, or registered assigns, is the registered holder of ____ Warrants (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., New York City time at the Warrant Office, on February 11, 2005 or, if such day is not a Business Day, the next succeeding Business Day (the "Expiration Date"), one fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at a price (the "Exercise Price") of $______ per Warrant Share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the principal place of business of the Issuer (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.

         The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of February 11, 2000, by and between the Issuer and the Warrant Holder named therein (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

             [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                                       CHROMATICS COLOR SCIENCES
                                                       INTERNATIONAL, INC.


                                                       By:___________________
                                                          Name:
                                                          Title:

  (CORPORATE SEAL)

  ATTEST:

  ---------------------
  Name:
  Title:

                                                                        ANNEX TO
                                                             WARRANT CERTIFICATE



                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________________ whose address is _______________ and that such certificate be delivered to ________________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered n the name of _______________ whose address is _______________________ and that such Warrant Certificate be delivered to
  _______________________ whose address is _______________________________.

                                   Signature:
                                             -----------------------------------

                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                             Date:______________________________

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT


                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.


Warrant No.                    Holder                  Shares Underlying Warrant
----------                     ------                  -------------------------

  A-101                  LB I Group Inc.                        220,690
                         3 World Financial Center
                         New York, New York  10285


  A-102                  LB I Group Inc.                        50,000
                         3 World Financial Center
                         New York, New York  10285


  A-103                  LB I Group Inc.                        254,372
                         3 World Financial Center
                         New York, New York  10285

  A-104                  LB I Group Inc.                        50,000
                         3 World Financial Center
                         New York, New York  10285